UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2023
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Zuora, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38451	20-5530976
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Redwood Shores Parkway, Redwood City, California	94065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 976-9056

Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ZUO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 22, 2023, Zuora, Inc. (“Zuora”) completed the sale of $150 million in aggregate principal amount of its 3.95%/5.50% convertible senior PIK toggle notes due 2029 (the “Additional Notes”), pursuant to the terms of the Investment Agreement (the “Investment Agreement”), dated as of March 2, 2022, with Silver Lake Alpine II, L.P. (and/or its designated affiliates) (collectively, “Silver Lake”). The issuance of these Additional Notes, along with the 3.95%/5.50% convertible senior PIK toggle notes due 2029 previously issued to Silver Lake in March 2022, brings the total principal amount of Silver Lake’s investment in Zuora to $400 million.

The Additional Notes were issued pursuant to the Investment Agreement and the Indenture, dated as of March 24, 2022 (as supplemented by that First Supplemental Indenture dated as of September 22, 2023), by and between Zuora and U.S. Bank Trust Company, National Association, acting as trustee.

Reference is made to the disclosure set forth in Item 1.01 of Zuora’s Current Report on Form 8-K filed on March 25, 2022, which is incorporated by reference in this Item 2.03 to the extent required.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosures set forth in Item 2.03 of this Current Report on Form 8-K and Item 1.01 of Zuora’s Current Report on Form 8-K filed on March 25, 2022 are incorporated by reference in this Item 3.02 to the extent required. Zuora is selling the Additional Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. Zuora is relying on this exemption from registration based in part on representations made by Silver Lake in the Investment Agreement.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2023, Zuora appointed Matthew R. Dobson, age 43, as its principal accounting officer. Mr. Dobson has served as Zuora’s Chief Accounting Officer since February 2021. Prior to Zuora, Matt Dobson served as SAP’s Vice President, Head of North America Commercial Finance and held various other accounting and finance roles at SAP since joining in 2014.

Mr. Dobson will enter into Zuora’s standard indemnification agreement in the form filed as Exhibit 10.1 to Zuora's Registration Statement on Form S-1 filed with the SEC on March 16, 2018.

There are no arrangements or understandings between Mr. Dobson and any other persons pursuant to which he was appointed as principal accounting officer, no family relationships between Mr. Dobson and any Zuora director or executive officer, and Mr. Dobson is not a party to any transaction with any related person required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished as part of this report:

Exhibit Number	Description
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZUORA, INC.
(Registrant)

Dated: September 25, 2023	By:	/s/Todd McElhatton
Todd McElhatton
Chief Financial Officer